Exhibit 99.1

Innodata Reports First Quarter 2017 Results

NEW YORK – May 8, 2017 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2017.

•	Total revenue was $15.0 million in the first quarter of 2017, a 5% decline from $15.7 million in both the first and fourth quarters of 2016.

•	Net loss was $1.7 million in the first quarter of 2017, or $(0.07) per diluted share, compared to a net loss of $1.0 million in the fourth quarter of 2016, or $(0.04) per diluted share. Net earnings in the first quarter of 2016 was $3,000, or $0.00 per diluted share.

•	Adjusted EBITDA (as defined below) was a loss of $0.2 million in the first quarter of 2017 compared to income of $0.4 million in the fourth quarter of 2016 and $1.4 million in the first quarter of 2016.

•	Cash, cash equivalents and investments were $14.2 million at both March 31, 2017 and December 31, 2016.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “First quarter revenue - while in line with the mid-point of our guidance - declined by $0.7 million from the fourth quarter. This resulted in an Adjusted EBITDA loss of $160,000 due to high operating leverage. Revenue in our Digital Data Solutions (DDS) segment was $11.4 million compared to $11.7 million in the fourth quarter, as volumes from new customer engagements were not sufficient to offset the lower volumes from several existing customer engagements. In our Innodata Advanced Data Solutions (IADS) segment, a combination of seasonality and the expiration of a contract in the Synodex business translated into lower segmental revenue of $1.0 million compared to $1.25 million in the fourth quarter.

Abuhoff continued, “In our DDS segment we’re focused on new service offerings that will help us win new recurring revenue business and expand our addressable market. In Synodex, we remain actively engaged with several late-stage prospects and continue to work on cost efficiencies to lower our break-even point.

“Our Media Intelligence Solutions (MIS) segment performed in accordance with our expectations. Revenue in the first quarter was $2.6 million, with 55% gross margins before acquisition related amortization charges and 7% Adjusted EBITDA. In the first quarter we launched an API for our Agility global media database, and we continue to sign up channel partners to access new markets.”

Abuhoff concluded, “We anticipate second quarter revenue to be in the range of $13.4 – 15.3 million, consisting of DDS revenue in the range of $10.0 – 11.5 million, IADS revenue in the range of $1.0 – 1.2 million, and MIS revenue in the range of $2.4 – 2.6 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net income (loss) to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-475-6881 (Domestic)

1-913-312-1466 (International)

1-866-375-1919 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 1333553

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global digital services and solutions company. Innodata’s technology and services power leading information products and online retail destinations around the world. Innodata’s solutions help prestigious enterprises harness the power of digital data to re-imagine how they operate and drive performance. Innodata serves publishers, media and information companies, digital retailers, banks, insurance companies, government agencies and many other industries.

Founded in 1988, Innodata comprises a team of 4,400 diverse people in 8 countries who are dedicated to delivering services and solutions that help the world’s businesses make better decisions.

Innodata honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; our Innodata Advanced Data Solutions ("IADS") segment is a venture formed in 2011 that has incurred losses since inception and has recorded impairment charges for all of its fixed assets; we currently intend to continue to invest in IADS; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Media Intelligence Solutions segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur.

We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

 INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues	$14,953	$15,698

Operating costs and expenses:
Direct operating costs	11,723	11,465
Selling and administrative expenses	4,625	3,811
Interest expense (income), net	(12)	13
Totals	16,336	15,289

Income (loss) before income taxes	(1,383)	409
Provision for income taxes	445	518
Net loss	(1,828)	(109)
Loss attributable to non-controlling interests	98	112
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,730)	$3

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.07)	$0.00

Weighted average shares outstanding:
Basic	25,627	25,445
Diluted	25,627	25,574

Comprehensive income (loss)
Net loss	$(1,828)	$(109)
Pension liability adjustment, net of taxes	(62)	(82)
Change in fair value of derivatives, net of taxes	311	439
Foreign currency translation adjustment, net of taxes	24	356
Other Comprehensive income	273	713
Total Comprehensive income (loss)	(1,555)	604
Comprehensive loss attributed to non-controlling interest	98	112

Comprehensive income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,457)	$716

Supplemental Financial Data:
Adjusted EBITDA	$(164)	$1,353

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$14,199	$14,172
Accounts receivable, net	9,523	9,952
Prepaid expenses and other current assets	3,280	3,124
Total current assets	27,002	27,248
Property and equipment, net	5,898	5,397
Other assets	3,204	2,377
Deferred income taxes	1,744	1,641
Intangibles, net	7,990	8,191
Goodwill	2,747	2,734
Total assets	$48,585	$47,588

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$6,376	$5,351
Accrued salaries, wages and related benefits	4,950	5,040
Income and other taxes	1,239	1,330
Current portion of long-term obligations	1,859	1,120
Total current liabilities	14,424	12,841
Deferred income taxes	682	680
Long-term obligations	4,072	3,917
Non-controlling interests	(3,733)	(3,634)
STOCKHOLDERS' EQUITY	33,140	33,784
Total liabilities and stockholders’ equity	$48,585	$47,588

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

Adjusted EBITDA	Three Months Ended
	March 31,
	2017	2016

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,730)	$3
Depreciation and amortization	943	652
Stock-based compensation	288	279
Provision for income taxes	445	518
Interest expense (income), net	(12)	13
Non-controlling interests	(98)	(112)
Adjusted EBITDA	$(164)	$1,353

Adjusted EBITDA – DDS Segment	Three Months Ended
	March 31,
	2017	2016

Net income (loss) attributable to DDS Segment	$(1,166)	$1,123
Depreciation and amortization	614	513
Stock-based compensation	286	295
Provision for income taxes	447	531
Interest expense (income), net	(12)	13
Non-controlling interests	(98)	(112)
Adjusted EBITDA – DDS Segment	$71	$2,363

Adjusted EBITDA – IADS Segment	Three Months Ended
	March 31,
	2017	2016

Net loss attributable to IADS Segment	$(414)	$(671)
Stock-based compensation	2	(16)
Adjusted EBITDA – IADS Segment	$(412)	$(687)

Adjusted EBITDA – MIS Segment	Three Months Ended
	March 31,
	2017	2016

Net loss attributable to MIS Segment	$(150)	$(449)
Depreciation and amortization	329	139
Benefit from income taxes	(2)	(13)
Adjusted EBITDA – MIS Segment	$177	$(323)

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Unaudited)

(Dollars in thousands)

Revenue (by segment)	Three Months Ended
	March 31,
	2017	2016

DDS	$11,355	$13,644
IADS	1,002	897
MIS	2,596	1,157
Revenue	$14,953	$15,698